AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT


          This Asset Purchase Agreement Amendment No. 1
("Amendment No. 1"), dated July 2, 1996, is entered into among (i) Medeva PLC, an English corporation ("Medeva") and Medeva Pharmaceuticals Manufacturing, Inc. formerly known as Medeva Rochester Inc., a Delaware corporation, on the one hand ("Medeva Pharmaceuticals" and collective ly with Medeva, the "Purchaser"), and Fisons Corporation, a Massachusetts corporation ("Fisons"), Fisons Invest ments Inc., a Delaware corporation ("FII"), Fisons plc, an English corporation ("FPLC"), and Fisons B.V., a company organized under the laws of Holland ("FBV"), on the other hand (Fisons, FII, FPLC and FBV are collective ly referred to as the "Sellers").

                  W I T N E S S E T H:
                  - - - - - - - - - -

          WHEREAS, the Sellers and Purchaser have entered into an Asset Purchase Agreement, dated as of June 6, 1996, (the "Agreement") whereby Sellers have agreed to transfer, sell, convey, assign and deliver to the Pur chaser, and the Purchaser has agreed to acquire from the Sellers, the Business (as defined in the Agreement), in accordance with the terms and subject to the conditions of this Agreement.

          WHEREAS, the Sellers and the Purchaser now desire to amend the Agreement.

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements con tained in the Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          I. DEFINITIONS. Words used but not defined herein shall have the meanings ascribed thereto in the Agreement.

          II.   GOVERNING LAW.  Section 13.7 of the
Agreement is amended to add the following paragraph (c):

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          (c) This Agreement shall be governed
          by, and construed in accordance with,
          the laws of the State of New York
          without giving effect to the princi
          ples of conflict of laws thereof, and
          any applicable laws of the United
          States of America.

          III.  TRANSFER TAXES.  Section 13.4(d) of the
Agreement is amended as necessary to take account of the following:

                (a)    Purchaser and Sellers shall joint
          ly file the Tax Returns required in respect of the Taxes and recording fees described in Sec tion 13.4(b).

                (b)    If Purchaser shall fail to satisfy
          its obligation under Section 13.4(a) of the Agreement when due, then the Sellers may offset the amount of such default against amounts it may owe to the Purchaser pursuant to Sec tions 2.6 or 2.9 of the Agreement.

          IV.   CLOSING PRORATIONS.

          (a)   PROPERTY TAXES.  The prorationing of
property and local school taxes being contemporaneously taken into account in connection with the payment of the Closing Purchase Price, the phrase "prepaid property taxes in respect of the Real Property" appearing in the definition of "Adjustment Current Assets" set forth in
Section 1.1(d) of the Agreement is deleted.

          (b)   ASTRA RECEIPTS.  Regardless of which
party is paid by Astra for July 1996, Payments due by Astra under the Astra Lease and the Astra Cohabitation
Agreement in respect of July 1996 will be payable 2/31 to Sellers and 29/31 to Purchaser. The party receiving such funds will pay the portion due to the other by the second business day after the date of receipt or, if later, July
5, 1996.

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          (c)   COMMERCE DRIVE LEASE.  Regardless of
which party pays the rent due for July 1996 under the Commerce Drive Lease, the payments due to the landlord for July 1996 will be payable 2/31 by Sellers and 29/31 by Purchaser. If Sellers shall have paid such rent, then the portion equal to 29/31 of the rent shall be part of the Adjustment Current Assets and shall be reimbursed to Sellers pursuant to Section 2.6 of the Agreement. If the Purchaser shall pay such rent, then the 2/31 due from Sellers shall be paid within ten (10) days of being invoiced therefor by Purchaser. All liabilities under the Commerce Drive Lease with respect to periods prior to July 1, 1996 shall remain with Seller.

          (d)   LEASES OF PERSONAL PROPERTY AND CONTRACTS
FOR THE PROVISION OF SERVICES TO THE BUSINESS. Leases for personal property and Contracts for the provision of services to the Business which are Contracts assumed by the Purchaser pursuant to the Agreement shall be handled in the same manner as specified for the Commerce Drive
Lease specified in paragraph (c) above.

          V.    CONFIDENTIALITY.  Section 10.2 of the
Agreement is amended to delete the first word ("From") of such section and to add the following language in lieu thereof:

          Except as necessary to permit Sellers and their Affiliates to exercise their rights with re spect to the Licensed Assets, the Products outside the Territory and the Inactive Products outside the Territory, from

          VI.   DEFINITION OF "TERRITORY".  Section 1.1
(cp) of the Agreement is amended to add to the following language to subsections (i) and (iii) after the words
"(prednisolone sodium phosphate, USP)":

          and Pediapred Forte and Ped Forte

          VII.  LOTUS AGREEMENT.  Sellers and Purchaser
acknowledge that the conditional consent tendered by

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Lotus Biochemical Corporation ("Lotus") to the assignment
of the Ionamin Co-promotion Agreement effective as of January 1, 1993, between Lotus and Fisons (the "Lotus
Agreement") is not reasonably acceptable. Notwithstand ing the foregoing and any provision of the Agreement to the contrary, Sellers hereby assign the Lotus Agreement to Medeva and Medeva hereby assumes the Lotus Agreement, such assignment and assumption to be on the terms and conditions of the Assignment and Assumption Agreement.
Purchaser hereby waives any condition to its obligation to consummate the transactions contemplated by the Agree ment that such consent be obtained. Purchaser agrees to indemnify, hold harmless and defend the Sellers and their Affiliates, successors and permitted assigns from and against any and all Damages arising out of, resulting from or relating to claims by Lotus that the assignment of the Lotus Agreement is a breach or violation of the Lotus Agreement.

          As a condition of this Amendment No. 1, Sellers hereby covenant that they will maintain the confidential ity of this Section 7 of Amendment No. 1 and the terms hereof, and will not disclose the fact or substance of this Section 7 of Amendment No. 1 to any third party without the prior written consent of Purchaser. It shall not be a violation of this confidentiality provision if Sellers are compelled to make such disclosure by court order or other legal process, provided that Sellers first give Purchaser a reasonable opportunity to contest or modify such court order or legal process.

          Sellers warrant and represent that after the Closing they will provide Purchaser with a reasonable opportunity to interview and, at Purchaser's election, obtain sworn statements or testimony from Sellers' then current employees or representatives with respect to the negotiation and operation of the Lotus Agreement. In the event any action or proceeding is brought against Sellers for which indemnification from Purchaser is or may be sought, such action or proceeding shall be subject to the provisions of Sections 11.5 and 11.6 and 11.10 of the Agreement.

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          Finally, if after Closing Lotus gives its
unqualified consent to the assignment to Medeva of the Lotus Agreement, or should Lotus give its consent upon conditions that are reasonably acceptable to Purchaser and Sellers, in either case effective as of and from the Effective Time, then Purchaser and Sellers shall agree to such consent and then this Section 7 of Amendment No. 1 will terminate.

          VIII. INTEGRATION WITH AGREEMENT. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with the terms thereof.
The provisions of Sections 13.2, 13.3, 13.5-13.9, 13.11-
13.15 are incorporated herein by reference as if set forth in full herein.

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          IN WITNESS WHEREOF, the parties hereto have
caused this Amendment No. 1 to be duly executed as of the day and year first above written.

                           FISONS CORPORATION

                           By: /s/    Kenneth R. Pina
                               -----------------------------
                               Name:  Kenneth R. Pina
                               Title:

                           FISONS INVESTMENTS INC.

                           By:  /s/    Paul Leggieri
                                -----------------------------
                                Name:  Paul Leggieri
                                Title: President

                           FISONS PLC

                           By:  /s/    Patrick Langlois
                                -----------------------------
                                Name:  Patrick Langlois
                                Title: Chairman

                           FISONS B.V.

                           By:  /s/    Anthony Cork
                                ------------------------------
                                Name:  Anthony Cork
                                Title: Director

                           MEDEVA PHARMACEUTICALS
                           MANUFACTURING, INC. f/k/a MEDEVA
                           ROCHESTER INC.

                           By:  /s/    Mark G. Hardy
                                --------------------------------
                                Name:  Mark G. Hardy
                                Title: Vice President

                           MEDEVA PLC

                           By:  /s/    Mark G. Hardy
                                ---------------------------------
                                Name:  Mark G. Hardy
                                Title: Company Secretary